Lot6 Media, LLC

Financial Statements
From inception (October 28, 2010) to December 31, 2010

Lot6 Media, LLC

Contents

Independent Auditors' Report	1

Balance Sheet	2

Statement of Income	3

Statement of Member's Equity	4

Statement of Cash Flows	5

Notes to the Financial Statements	6

INDEPENDENT AUDITORS’ REPORT

To the Members
of Lot6 Media, LLC,

We have audited the accompanying balance sheet of Lot6 Media, LLC (a California Limited Liability Company) as of December 31, 2010, and the related statements of income, members’ equity, and cash flows for the period October 28, 2010 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lot6 Media, LLC as of December 31, 2010, and the results of its operations and its cash flows for the period October 28, 2010 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
January 18, 2012

Lot6 Media, LLC

Balance Sheet

December 31	2010
Assets
Current assets:
Cash and cash equivalents	$74,770
Accounts receivable, net of allowance	1,279,437
Accounts receivable, related party	762,509
Prepaid and other assets	25,244
Total current assets	2,141,960
Total assets	$2,141,960
Liabilities and member's equity
Current liabilities:
Accounts payable	$354,053
Accounts payable, related party	$1,333,000
Accrued liabilities	38,787
1,725,840
Deferred rent	-
Total liabilities	1,725,840
Member's equity	416,120
Total liabilities and member's equity	$2,141,960

See notes to financial statements

Lot6 Media, LLC

Statement of Income

From inception to December 31	2010
Revenue
Trade	$2,286,102
Related Parties	$762,509
Total revenue	$3,048,611
Cost of revenue
Trade	$420,663
Related Parties	$2,061,034
Total cost of revenue	2,481,697
Gross profit	566,914
Operating expenses
Trade	288,793
Related Parties	62,031
Total Operating expenses	350,824
Net operating income	216,090
Net income	216,090

 See notes to financial statements

Lot 6 Media, LLC

Statement of Member's Equity
From inception (October 28, 2010) to December 31, 2010

	Member Units	Amount
Balance at October 28, 2010, inception	-	$-
Net income		216,090
Member's contribution and issuance of units	1,000	200,030
Member's equity, end of year	1,000	$416,120

 See notes to financial statements

Lot6 Media, LLC

Statement of Cash Flows

For the year ended December 31	2010
Cash flows from operating activities:
Net income	$216,090
(Increase) decrease in operating assets, net of
effects of acquisitions:
Accounts receivable	(2,041,946)
Prepaid assets	(25,244)
Increase (decrease) in operating liabilities, net of
effects of acquisitions:
Accounts payable	1,687,053
Accrued liabilities	38,787
Net cash used by operating activities	(125,260)
Cash flows from financing activities:
Equity contributions	200,030
Net cash provided by financing activities	200,030
Net change in cash and cash equivalents	74,770
Cash and cash equivalents, beginning of year	-
Cash and equivalents, end of year	$74,770

 See notes to financial statements

Lot6 Media, LLC

Notes to the Financial Statements

Note 1 - Organization
Lot6 Media, LLC (the “Company”) is a California Limited Liability Company which was organized on October 28, 2010 and began operations in November 2010. The Company is a national leader in performance based internet advertising and marketing.  The Company offers a suite of products and services to market through all major online marketing channels.  The company utilizes a team of media buyers, creative designers, and technicians to connect clients with motivated customers through their unique online properties.

Note 2 - Significant accounting policies
Management estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.

Accounts receivable, allowance for doubtful accounts and sales credits - Trade receivables are stated at gross invoice amount less an allowance for doubtful accounts and sales credits. The Company estimates its allowance for doubtful accounts based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay. As of December 31, 2010, all accounts receivable were considered collectable and accordingly, no allowance for doubtful accounts has been provided.

Property and equipment - Property and equipment are stated at cost. Depreciation and amortization expense are computed using the straight-line method over the estimated useful lives of the assets, generally, three years for computer equipment and purchased software, three to five years for furniture and equipment, the shorter of five years or the term of the lease for leasehold improvements, three years for vehicles, and thirty years for buildings.

Income taxes - The Company does not incur income taxes; instead, its earnings are included in the member's personal income tax return and taxed depending on their personal tax situation. Certain states require the payment of specific LLC taxes and fees, and the Company has expensed such amounts as part of operating expenses on the Statement of Operations. The Company follows the provisions of the Accounting for Uncertainty in Income Taxes section of the Income Taxes Topic of the FASB Accounting Standards Codification. For 2010, management has determined that there are no material uncertain income tax positions.

Lot6 Media, LLC

Notes to the Financial Statements (Continued)

Note 2 - Significant accounting policies (continued)
Revenue recognition - The Company generates revenue from fees earned through the delivery of qualified leads, clicks, and display advertisement impressions.  The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, no significant Company obligations remain, collection of the related receivable is reasonably assured, and the fees are fixed or determinable.

For a portion of the Company's revenue, there are agreements with providers of online media or traffic ("Publishers") used in the generation of qualified leads or clicks.The Company receives a fee from its clients and pays a fee to Publishers either on a cost-per-lead, cost-per-click, or revenue share.  The Company is the primary obligor in the trasaction.  As a result, the fees paid by the Company's clients are recognize as revenue and the fees paid to the Publishers are included in cost of revenue.

Cost of revenue - Cost of revenue consists primarily of payments related to email publishers and media costs that are directly related to a revenue-generating event.  The Company becomes obligated to make payments related to email publishers and internet search companies when advertising  click-throughs, actions or lead-based information are delivered or occur.  Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying statement of operations.

Fair value of financial instruments - The Company’s financial instruments consist principally of cash equivalents, accounts receivable, and accounts payable. The fair value of the Company’s cash equivalents is determined based on quoted prices in active markets for identical assets. The recorded values of the Company’s accounts receivable and accounts payable approximate their current fair values due to the relatively short-term nature of these accounts.

Concentrations of credit risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents, and accounts receivable. Cash and cash equivalents are deposited with a limited number of financial institutions and at times are in excess of Federal Deposit Insurance Corporation ("FDIC") insurance limits. Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing evaluations of its customers and maintains an allowance for doubtful accounts, as neccesary. At December 31, 2010, three customers comprised more than 10% of accounts receivable  and three customers comprised more than 10% of total revenue.

Lot6 Media, LLC

Notes to the Financial Statements (Continued)

Note 2 - Significant accounting policies (continued)	Advertising - Advertising, promotion, and marketing costs are expensed to operations as incurred. The Company incurred no advertising expense from inception to December 31, 2010.

Recent accounting pronouncements - From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

Note 3 - Member's capital
The Company has authorized and distributed 1,000 membership units in accordance with the operating agreement.  These units represent 100% of the ownership of the Company and include the right to vote on, consent to, or otherwise participate in company decisions.  All units are owned by a related party LLC.

Note 4 - Related party transactions	The following transactions occurred between the Company and other affiliated companies or reated parties:

From inception to December 31, 2010, $762,509 of the Company's revenues were from affiliated companies.

From inception to December 31, 2010, $2,061,034 of the Company's cost of revenue was from affiliated companies.

The Company occupied a facility from an affiliated company in 2010. The affiliated company was not being charge rent by its Lessor as the affiliated company was in a temporary space, awaiting completion of the current facility. Therefore, rent expense for the facility was $0.00 from inception to December 31, 2010.

The Company receives a number of management services from an affiliated company. Charges for these services were $30,031 from inception to December 31, 2010.

The company leased servers and hosting services from an affiliated company. Charges for these services were $17,000 from inception to December 31, 2010.

Lot6 Media, LLC

Notes to the Financial Statements (Continued)

Note 4 - Related party transactions (continued)	The Company licensed proprietary technology platforms developed by an affiliated company. Charges for this license were $15,000 from inception to December 31, 2010.

Note 5 - Subsequent events
The Company evaluated all events or transactions that occurred after December 31, 2010 through January 18, 2012, the date the Company issued these financial statements.  During this period, the Company had the following subsequent events:

In July 2011, the Company entered into a lease agreement for its current facility, with an affiliated company. The lease is for three  years and includes escalation clauses that periodically adjust rental expense. The Company records rent expense on a straight-line basis over the lease term.

Effective October 2011 the Company will sponsor a 401(k) defined contribution plan covering all U.S. employees.

Lot6 Media, LLC.
BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets :

Cash	$1,271,338	$74,770
Accounts receivable	1,482,583	1,279,437
Accounts receivable - related party	757,462	762,509
Prepaid expenses	26,610	25,244
Total current assets	$3,537,993	$2,141,960

Total assets:	$3,537,993	$2,141,960

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$288,203	$354,053
Accounts payable - related party	453,533	1,333,000
Accrued expenses	129,416	38,787
Total current liabilities	$871,152	$1,725,840

Total liabilities:	$871,152	$1,725,840

Members’ equity:
Total Members' Equity	$2,666,841	$416,120

Total liabilities and Members' Equity	$3,537,993	$2,141,960

Lot6 Media, LLC.
STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2011	September 30, 2011
Sales - trade (net of returns)	$3,990,849	$11,361,273
Sales - related party (net of returns)	1,449,991	5,080,031
Total Sales	$5,440,840	$16,441,304

Cost of sales - trade	1,854,732	5,460,001
Cost of sales - related party	1,547,471	6,099,477
Total Cost of Sales	3,402,203	11,559,478

Gross profit	$2,038,637	$4,881,826

Operating expenses:
General and administrative	$476,200	$1,460,709
Professional fees	72,868	198,659

	$549,068	$1,659,368
Income (loss) from operations	$1,489,569	$3,222,458

Lot6 Media, LLC.
STATEMENTS OF CASH FLOWS
(Unaudited)

For the nine
month period
ended
September 30,
CASH FLOWS FROM OPERATING ACTIVITIES :	2011
Net income	$3,222,458

Adjustments to reconcile net (loss) to net cash provided by (used for) operating activities :
Changes in components of working capital :
Increase in accounts receivable	(203,146)
Decrease in accounts receivable - related party	5,047
Increase in other current assets	(1,366)
Decrease in accounts payable	(65,850)
Decrease in accounts payable - related party	(879,467)
Increase in accrued expenses	90,629
Net cash provided (used) by operating activities	$2,168,305

CASH FLOWS FROM FINANCING ACTIVITIES:
Members distributions	$(971,737)
Net cash provided by financing activities:	$(971,737)

NET INCREASE IN CASH AND CASH EQUIVALENTS	$1,196,568
Cash and cash equivalents, beginning of period	74,770
Cash and cash equivalents, end of period	$1,271,338

Interest paid	$-
Taxes paid	$-